Exhibit 99.1

For Immediate Release

November 27, 2018

People’s United Financial, Inc. to Acquire BSB Bancorp, Inc.

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT), the holding company for People’s United Bank, N.A., announced today an agreement to acquire BSB Bancorp, Inc. (NASDAQ: BLMT), the holding company for Belmont Savings Bank (“Belmont”), a state-chartered savings bank headquartered in Belmont, Massachusetts, in a 100% stock transaction valued at approximately $327 million. Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of BSB Bancorp, Inc. stockholders.

“We are pleased to welcome Belmont Savings Bank to People’s United,” said Jack Barnes, Chairman & CEO, People’s United Financial. “Together, we share a similar culture, a customer-centric approach to banking and guiding principles centered on relationships, personalized service and community giving. The acquisition will deepen and expand our presence in the Greater Boston area, particularly in the suburbs west of the city, which are attractive banking markets. As such, our Boston MSA deposit market share rank will increase from #13 to #8 on a pro-forma basis.”

Established in 1885, Belmont is a community-focused bank providing a range of retail and commercial products and services. With $3 billion in assets, Belmont is a 2018 Fortune 100 “Fastest Growing Company,” and has six branches in the Greater Boston area, including three inside Star Markets. The bank has delivered significant organic loan growth since its mutual conversion in 2011 and produced excellent asset quality metrics. Since that time, Belmont has grown its diversified loan portfolio at a compound annual rate of 27% by focusing on commercial relationships, while maintaining its residential lending heritage.

“People’s United Bank and Belmont share a rich history in the Northeast, and many synergies that will create significant value for both customers and stockholders,” said Bob Mahoney, President & CEO, BSB Bancorp, Inc. “Our customers will benefit from People’s United’s broader array of products and services, enhanced digital capabilities and expansive branch network. In addition, People’s United’s success with in-store locations will allow for the seamless integration of our Star Market branches.”

People’s United expects the transaction to be approximately $0.03 accretive to earnings per common share based on fully phased-in cost savings, with a tangible book value earn-back of 3.1 years and an IRR of over 20%. Under the terms of the agreement, which has been approved by both companies’ boards of directors, BSB Bancorp, Inc. stockholders will receive 2.0 shares of People’s United Financial stock for each BSB Bancorp, Inc. share. The transaction is valued at $32.42 per BSB Bancorp, Inc. share, based on the closing price of People’s United’s common stock on November 26, 2018. The transaction is expected to close by the second quarter of 2019.

“The acquisition of Belmont complements our strong organic growth in the Commonwealth of Massachusetts, particularly in the Greater Boston area,” said Patrick Sullivan, EVP, Massachusetts Market President, People’s United Bank. “We see significant opportunity for further growth in the region, with an eye toward delivering an expanded, tailored service model. The transaction enhances our already robust team of commercial and retail bankers and builds upon the momentum we are generating with the opening of our Seaport branch location early next year, and the recent addition of three new specialized business lines to our Boston-based Commercial team.”

A conference call to discuss the acquisition is not scheduled. However, a presentation with additional information on the acquisition can be accessed by visiting www.peoples.com under the “Investor Relations” tab, by clicking “News & Events,” and then “Investor Presentations.”

Keefe, Bruyette & Woods, Inc. served as financial advisor to People’s United and Simpson Thacher & Bartlett LLP served as legal counsel to People’s United.

J.P. Morgan Securities LLC served as financial advisor to BSB Bancorp, Inc. and Luse Gorman, PC served as legal counsel to BSB Bancorp, Inc.

About People’s United Bank, N.A.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc. (NASDAQ: PBCT), a diversified financial services company with $47 billion in assets. People’s United Bank, founded in 1842, is a premier, community-based, regional bank in the Northeast offering commercial and retail banking, as well as wealth management services through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

About Belmont Savings Bank

Belmont Savings Bank is a $3 billion, Massachusetts savings bank dedicated to quality, convenience, and personalized service. The bank builds on a proud history of financial strength and a tradition of active involvement in the community. Belmont Savings Bank provides a full range of banking services for professional commercial real estate investors, developers and managers as well as individuals and local small business owners through two full-service offices in Belmont, one full-service office in Watertown, and three Star Market branches in Waltham, Newton and Cambridge.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People’s United Financial Inc.’s (“People’s United”) and BSB Bancorp, Inc.’s (“BSB Bancorp”) expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People’s United’s and BSB Bancorp’s reports filed with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate any definitive merger agreement between People’s United and BSB Bancorp; the outcome of any legal proceedings that may be instituted against People’s United or BSB Bancorp; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that approval by BSB Bancorp stockholders is not obtained, and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the BSB Bancorp business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People’s United’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes and capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving People’s United and BSB Bancorp. People’s United will file a registration statement on Form S-4 with the SEC, which will include a proxy statement of BSB Bancorp and a prospectus of People’s United, and each party will file other relevant documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the BSB Bancorp stockholders seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of BSB Bancorp are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People’s United and BSB Bancorp with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by People’s United may be obtained free of charge from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information,” and the documents filed by BSB Bancorp may be obtained free of charge from BSB Bancorp at www.belmontsavings.com under the heading “Investor Relations” and then under the tab “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from People’s United upon written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, by calling (203) 338-4581, or by sending an email to Andrew.Hersom@peoples.com or from BSB Bancorp upon written request to BSB Bancorp, 2 Leonard Street, Belmont, Massachusetts 02478 Attn: Investor Relations, by calling (617) 484-0613 or by sending an email to John.Citrano@belmontsavings.com.

People’s United and BSB Bancorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BSB Bancorp in favor of the approval of the merger. Information regarding People’s United’s directors and executive officers is contained in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 7, 2018, which are filed with the SEC. Information regarding BSB Bancorp’s directors and executive officers is contained in BSB Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated April 12, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Media Contact:

Steven Bodakowski or Cynthia Belak

Corporate Communications

203-338-4202, 203-338-4258

Steven.Bodakowski@peoples.com

Cynthia.Belak@peoples.com

Investor Contact:

Andrew Hersom

Investor Relations

203-338-4581

Andrew.Hersom@peoples.com